Exhibit (h)(15)(iii)

AMENDMENT TO PARTICIPATION AGREEMENT
THIS AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) is made as of the 16th day of September, 2022, by and among PROTECTIVE LIFE INSURANCE COMPANY (“Protective”), acting herein for and on behalf of itself and on behalf of each segregated asset account set forth in Schedule A to the Participation Agreement between the parties (the “Accounts”); BLACKROCK VARIABLE SERIES FUNDS, INC. and BLACKROCK VARIABLE SERIES FUNDS II, INC. (each, the “Fund”); and BLACKROCK INVESTMENTS, LLC (the “Underwriter”, together with the Fund, “BlackRock”).

RECITALS

WHEREAS, Protective and BlackRock are parties to a certain Participation Agreement dated December 1, 2020 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule A; and,

WHEREAS, the parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.
Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

2.
Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

3.
Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PROTECTIVE LIFE INSURANCE COMPANY, on behalf of itself and each separate account
By:__/s/ Steve Cramer

Name:__Steve Cramer

Title:_Chief Product Officer – Retirement Division_

BLACKROCK INVESTMENTS, LLC

By:__/s/ Anne Ackerley

Name:__Anne Ackerley

Title:__Managing Director____________________

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:__/s/ Charles C.S. Park

Name:__Charles C.S. Park____________________
Title:__Managing Director____________________

BLACKROCK VARIABLE SERIES FUNDS II, INC.

By:__/s/ Charles C.S. Park

Name:_Charles C.S. Park_____________________
Title:___Managing Director___________________

SCHEDULE A

Separate Accounts of the Company participating in Portfolios of BlackRock Variable Series Funds, Inc. and/or BlackRock Variable Series Funds II, Inc.

Protective COLI VUL Separate Account

Protective COLI PPVUL Separate Account

Protective Variable Annuity Separate Account (12/23/1993)

PLICO Variable Annuity Account S
Protective BOLI PPVUL Separate Account

Protective (PLICO) Variable Life Separate Account